EXHIBIT 21.1

                     SUBSIDIARIES OF HENLEY HEALTHCARE, INC.

The following is a list of all of the domestic subsidiaries of the Company as of December 31, 1999:

                                                                   PERCENTAGE
              DOMESTIC SUBSIDIARIES      STATE OF INCORPORATION    OWNERSHIP
              ---------------------      ----------------------    ----------
Garvey Company...........................        Minnesota             100%
Health Career Learning Systems, Inc. ....         Michigan             100%
Henley Acquisition Corp..................          Texas               100%
Med-Quip, Inc............................         Georgia              100%
NCI, Inc.................................         Michigan             100%

The following is a list of all of the foreign subsidiaries of the Company as of December 31, 1999:

                                              JURISDICTION          PERCENTAGE
             FOREIGN SUBSIDIARIES           OF INCORPORATION        OWNERSHIP
             --------------------           ---------------------   ----------
Enraf-Nonius, B.V........................    The Netherlands             100%
Enraf-Nonius Medizinelektronik GMBH......       Germany                  100%
Enraf-Nonius Medical Equipment Co. Ltd...       Thailand                  40%
Stats Doyer Hydrotherapie S. A...........        France                   25%
Enraf-Nonius S.A.France..................        France                 99.7%